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                                                                     EXHIBIT 5.1

                                January 27, 2004


Jabil Circuit, Inc.
10560 Dr. Martin Luther King, Jr. Street North
St. Petersburg, Florida 33716

         Re:      Registration Statement on Form S-8

Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") on Form S-8 filed today by Jabil Circuit, Inc. (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an aggregate of 10,000,000 shares (the "Shares") of the authorized common stock, par value $0.001 per share, of the Company being offered to certain employees of the Company pursuant to the Jabil Circuit, Inc. 2002 Stock Incentive Plan, as amended (the "Plan").

         In rendering the opinion set forth herein, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as amended to date and currently in effect, (iii) the Bylaws of the Company, as amended to date and currently in effect, (iv) the Plan, (v) certain resolutions of the Board of Directors of the Company in connection with the Registration Statement, and (vi) certain resolutions of the stockholders of the Company in connection with the Plan. We also examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below.

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares will be, when (i) the Registration Statement becomes effective under the Act, and (ii) if issued in accordance with the terms of the Plan, duly authorized, validly issued, and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Holland & Knight LLP

                                                     HOLLAND & KNIGHT LLP